EXHIBIT 10.43

DATED 28TH MAY                                 2002
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(1)       The Vendors

(2)       The Guarantors

(3)       IVP Technology Corporation





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                  A G R E E M E N T
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    For the sale and purchase of the entire issued
   share capital of Ignition Entertainment Limited




                      EVERSHEDS
                1 Royal Standard Place
                      Nottingham
                       NG1 6FZ
                  Tel: 0115 950 7000
                  Fax: 0115 950 7111




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                                    CONTENTS

Clause                                                                  Page
1       INTERPRETATION.....................................................2
2       SALE AND PURCHASE..................................................7
3       CONSIDERATION......................................................7
4       EARN-OUT SECURITIES................................................8
5       WARRANTIES........................................................10
6       TAX COVENANT......................................................12
7       LIMITATION OF LIABILITY...........................................14
8       RESTRICTIVE COVENANTS.............................................17
9       COMPLETION........................................................19
10      GUARANTEE.........................................................23
11      ANNOUNCEMENTS.....................................................24
12      COSTS.............................................................24
13      INTEREST..........................................................24
14      NOTICES...........................................................25
15      ORDERLY MARKET....................................................25
16      GENERAL...........................................................25
SCHEDULES
1       Part I - The Vendors..............................................27
1       Part II - Guarantors..............................................27
2       Details of the Company............................................29
2       Details of other Group Members....................................30
3       The Property......................................................32
4       Warranties........................................................33
5       Accounting information............................................36

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THIS AGREEMENT is made on 28th May                                          2002
BETWEEN

(1) The persons whose names and addresses are set out in Part I of SCHEDULE 1 ("the Vendors");

(2) The persons whose names and addresses are set out in Part II of SCHEDULE 1 ("the Guarantors") and

(3) IVP TECHNOLOGY CORPORATION (a corporation registered under the laws of the State of Nevada, USA) whose principal office is at Suite 401-2275 Lakeshore Boulevard West, Toronto, Ontario M8V 3Y3 ("the Purchaser")

OPERATIVE PROVISIONS

1.      INTERPRETATION

        In this Agreement:

1.1     the   following   expressions   have  the  following   meanings   unless
        inconsistent with the context:

       "THE A MACLEAN AGREEMENT"       an asset sale agreement dated on or about
                                       the date of this  Agreement  made between
                                       (1)  Archer  Donald  Maclean  and (2) the
                                       Company   relating   to  the  Assets  (as
                                       defined therein);

       "THE ACCOUNTING INFORMATION"    the accounts (if any) and other financial
                                       information  listed  in  SCHEDULE  5

       "THE ACQUISITIONS"              the business  and/or  share  acquisitions
                                       effected by the Acquisition Agreements or any of them

       "THE ACQUISITION AGREEMENTS"    together, the 3R Agreement, the A Maclean
                                       Agreement,    the   Alternative   Sources
                                       Agreement, the I-Wish Agreement and the Awesome Assignment

       "THE ACT"                       the Companies Act 1985

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       "THE ALTERNATIVE SOURCES        an  asset  sale  agreement  dated  on  or
       AGREEMENT                       about  the  date of this  Agreement  made
                                       between (1) Alternative Sources Limited and (2) the Company relating to the business of a wholesaler of computer video games carried on by Alternative
                                       Sources Limited as described therein;

       "AUDITORS"                      the  auditors  for the time  being of the
                                       Company

       "THE AWESOME ASSIGNMENT"        an assignment  of worldwide  intellectual
                                       property  dated on or  about  the date of
                                       this  Agreement and made between  Awesome
                                       Developments   Limited  and  3R  Learning
                                       Limited

       "BUSINESS(ES)"                  the business(es) specified in SCHEDULE 5

       "BUSINESS DAY"                  any day (other  than  Saturday or Sunday)
                                       on which Clearing Banks are open for a full range of banking transactions

       "THE COMPANY"                   Ignition      Entertainment      Limited,
                                       registered     number    4293817    whose
                                       registered office is at Hanover House, Clarendon Road, Leeds LS2 9NZ

       "COMPLETION"                    Completion  of the sale and  purchase  in
                                       accordance with CLAUSE 9

       "CONSIDERATION"                 the  consideration  for  the  sale of the
                                       Shares as stated in CLAUSE 3.1

       "CONSIDERATION SECURITIES"      15,000,000  shares in the Common Stock of
                                       the Purchaser  and 3,500,000  Convertible
                                       Preferred Shares of the Purchaser

       "CONTRACT"                      any  agreement  or   commitment   whether
                                       legally binding or not

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       "CONVERTIBLE PREFERRED          the   3,500,000   Convertible   Preferred
       SHARES                          Shares of the Purchaser  comprised in the
                                       Consideration    Securities    and    the
                                       1,500,000  Convertible  Preferred  Shares
                                       comprised  in  the  Earn-out  Securities,
                                       each  such  Convertible  Preferred  Share
                                       being   convertible  into  10  shares  of
                                       Common Stock of the Purchaser and having the rights and being subject to the conditions specified by the board of directors of the Purchaser

       "THE DISCLOSURE LETTER"         the  letter   from  the  Vendors  to  the
                                       Purchaser  qualifying the Warranties in a
                                       form   reasonably   satisfactory  to  the
                                       Purchaser to be delivered by the Vendors to the Purchaser pursuant to CLAUSE 9.7

       "EARN-OUT SECURITIES"           The   1,500,000   Convertible   Preferred
                                       Shares of the Purchaser to be issued subject to attainment of certain revenue and profit targets as set out in CLAUSE 4 and to be released pursuant to the Escrow
                                       Agreement

       "ESCROW AGREEMENT"              The escrow agreement in a form reasonably
                                       satisfactory   to  the  Purchaser  to  be
                                       delivered by the Vendors to the Purchaser
                                       pursuant  to CLAUSE 9.7 and to be entered
                                       into   between   the   Vendors   and  the
                                       Purchaser  and  relating  to the issue of
                                       the  Consideration   Securities  and  the
                                       Earn-out Securities

       "EVENT" any event, fact or circumstance whatsoever, including (but not limited to) the earning, receipt or accrual of any income, profits or gains, the sale and purchase of the Shares pursuant to this Agreement and Completion

       "FINANCE ARRANGEMENT"           the   agreement  in  a  form   reasonably
                                       satisfactory   to  the  Purchaser  to  be
                                       entered  into between the Company and DCD

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                                       Factors, in relation to the commitment of
                                       certain facilities and the issue of the Potters Securities

       "THE GROUP"                     together   the  Company  and  each  other
                                       company  details  of which are set out in
                                       SCHEDULE 2

       "GROUP MEMBER"                  any  company  which  is a  member  of the
                                       Group  and,  in the case of any  business
                                       acquired  by  any  Group  Member,   shall
                                       include where the context so admits any predecessor in that business

       "INDEPENDENT ACCOUNTANT"        a single independent chartered accountant
                                       or  an  independent   firm  of  chartered
                                       accountants to be agreed upon between the
                                       Vendors and the  Purchaser or (in default
                                       of such agreement) to be selected (at the
                                       instance   of  either  of  them)  by  the
                                       President for the time being of the Institute of Chartered Accountants in
                                       England and Wales

       "INTELLECTUAL PROPERTY          patents,   trade  marks,  service  marks,
                                       RIGHTS"   registered   designs,    design
                                       rights, copyright, software know-how and all other intellectual property and any applications for the same

       "THE I-WISH AGREEMENT"          an asset sale agreement dated on or about
                                       the date of this  Agreement  made between
                                       (1) I-Wish  (Games)  Limited  and (2) the
                                       Company  relating  to the  business  of a
                                       computer   video  games   developer   and
                                       publisher  carried  on by I-Wish  (Games)
                                       Limited as described therein

       "LETTER OF INTENT"              The letter of intent  agreed  between the
                                       Purchaser and the Vendors

       "PERIOD ONE"                    the period of 12 months commencing on the
                                       date of Completion

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       "PERIOD TWO"                    the period of 24 months commencing on the
                                       date of Completion

       "PERIOD THREE"                  the period of 36 months commencing on the
                                       date of Completion

       "POTTERS SECURITIES"            the 5,000,000  shares in the Common Stock
                                       of the  Purchaser to be issued to Potters
                                       Limited    pursuant    to   the   Finance
                                       Arrangement

       "PROFITS"                       the  profits  of the  Group  for a Period
                                       determined in accordance with CLAUSE 4

       "THE PROPERTY"                  the  property  specified  in  SCHEDULE  3
                                       (and,   if  more  than  one,   each  such
                                       property) and each and every part of such property

       "THE PURCHASER'S SOLICITORS"    Eversheds  of  1  Royal  Standard  Place,
                                       Nottingham NG1 6FZ

       "THE 3R AGREEMENT"              a share  purchase  agreement  dated on or
                                       about  the  date of this  Agreement  made
                                       between (1) Archer Donald Maclean and (2)
                                       the  Company   relating  to  3R  Learning
                                       Limited;

       "RELIEF" any relief, deduction or credit available from, against or in relation to Taxation or in the computation for any Taxation purpose of income, profits or gains

       "SEC"                           the US Securities and Exchange Commission

       "THE SHARES"                    all the issued  shares in the  capital of
                                       the Company

       "TAXATION"                      (a)   any tax,  duty,  impost  or levy of
                                             the  United  Kingdom  or  elsewhere
                                             whether national or local; and

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                                       (b)   any   fine,   penalty,   surcharge,
                                             interest   or   other    imposition
                                             relating to any tax,  duty,  impost
                                             or levy or to any account,  record,
                                             form,    return   or    computation
                                             required  to  be  kept,  preserved,
                                             maintained  or  submitted  for  the
                                             purposes of any tax,  duty,  impost
                                             or levy

       "TURNOVER"                      the  gross  turnover  of the  Group for a
                                       Period   determined  in  accordance  with
                                       CLAUSE 4

       "THE VENDORS' SOLICITORS"       Blacks of  Hanover  House,  22  Clarendon
                                       Road, Leeds LS2 9NZ

       "THE WARRANTIES"                The  warranties set out or referred to in
                                       CLAUSE 5 and SCHEDULE 4;

1.2 references to any statutory provisions will be construed as including references to any earlier or subsequent statutory provisions in force at any time prior to Completion which they have, or by which they have been, directly or indirectly amended or replaced;

1.3 references to clauses and Schedules are to clauses of and Schedules to this Agreement, and references to paragraphs are to paragraphs in the
        Schedule in which such references appear;

1.4 the Schedules form part of this Agreement and will have the same effect as if in the body of this Agreement;

1.5 the headings to clauses and paragraphs (save for headings in SCHEDULES 1, 2 and 3) will not affect its construction; and

1.6 references to documents being in "agreed terms" or in the "agreed form" mean in the form initialled by or on behalf of the parties hereto on today's date.

2.      SALE AND PURCHASE

2.1 Each of the Vendors will sell with full title guarantee, and the Purchaser will buy, the number of the Shares specified opposite that Vendor's name in SCHEDULE 1.

2.2 Each of the Shares will be sold and bought free from any third party right, and with all rights attached or accruing to it including all rights to any dividends or other distributions paid after the execution of this Agreement.

2.3 Each of the Vendors waives any rights of pre-emption over any of the Shares.

2.4 The Purchaser will not be obliged to purchase any of the Shares unless the purchase of all the Shares is completed simultaneously.

3.      CONSIDERATION

3.1 The consideration for the sale of the Shares will be the allotment to the Vendors of the Consideration Securities pursuant to the Escrow Agreement (and accordingly each of the Vendors will be entitled, subject to the terms and conditions of the Escrow Agreement, to such number of the total number of Consideration Shares as the Vendors shall agree from time to time and notify to the Purchaser in writing).

3.2 The provisions of the Escrow Agreement shall apply in relation to the issue and release of the Consideration Securities and the Earn-out Securities.

4.      EARN-OUT SECURITIES

4.1 If Turnover for Period One exceeds US$13,000,000 and Profits for Period One exceed US$1,000,000 ("THE FIRST TARGET") the Purchaser shall allot 500,000 of the Earn-out Securities ("THE FIRST TRANCHE") in accordance with the Escrow Agreement.

4.2 If Turnover for Period Two exceeds US$26,000,000 and Profits for Period Two exceed US$5,000,000 ("THE SECOND TARGET") the Purchaser shall allot 500,000 of the Earn-out Securities ("THE SECOND TRANCHE") in accordance with the Escrow Agreement and the Purchaser shall also allot the First Tranche if this has not already been allotted by reason of the fact that the First Target was not met in Period One.

4.3 If Turnover for Period Three exceeds US$45,000,000 and Profits for Period Three exceed US$15,000,000 ("THE THIRD TARGET") the Purchaser shall allot 500,000 of the Earn-out Securities ("THE THIRD TRANCHE") in accordance with the Escrow Agreement and the Purchaser shall also allot the First Tranche and/or the Second Tranche if these shall not already have been allotted by reason of the fact that the First Target and/or the Second Target respectively were not met in Period One and/or Period Two respectively.

4.4 For the avoidance of doubt, if none of the First Target, the Second Target or the Third Target shall have been met in respect of Period One, Period Two and Period Three respectively, none of the Earn-out Securities shall be allotted or issued.

4.5 Turnover for a Period shall mean gross revenue as shown by the consolidated profit and loss account of the Company for the relevant Period (agreed or reported in accordance with CLAUSE 4.9 such profit and loss account ("THE PROFIT AND LOSS ACCOUNT") to be prepared in accordance with CLAUSE 4.7.

4.6 The Profits for a Period shall mean the consolidated net profits after interest but before tax as shown by the Profit and Loss Account for the relevant Period.

4.7 The Profit and Loss Account shall be prepared in accordance with the accounting policies and principles applied by the Purchaser in its accounts and subject thereto in accordance with accounting principles generally accepted in the United States, provided that they shall be adjusted so far as necessary to take account of the following matters:

        4.7.1  any taxation on profits shall not be deducted;

        4.7.2 profits and losses shall be calculated after exceptional items and before extraordinary items (as defined in Financial Reporting Standard number 3 adopted by the Accounting Standards Board);

        4.7.3 in respect of any transaction between the Purchaser and any Group Member which is not at arm's length, there shall be substituted terms which are at arm's length and "transaction" shall include without limitation:

        (a) the lending or borrowing of money, and/or being party to any bank netting arrangement for the purposes of calculating interest;

        (b) the payment of remuneration or fees to any person who does not work full-time on the affairs of any Group Member;

        (c)    the  granting  of  assistance  and   facilities,   including  the
               secondment of employees and the sharing or leasing of premises;

        4.7.4 any expenses for which any Group Member is liable but which are gratuitously met by any of the Vendors (or any person who is connected with such Vendor as defined in section 839 ICTA) shall be deducted;

        4.7.5 any management charges made by the Purchaser shall not be deducted;

        4.7.6 any other adjustment as may be agreed in writing between the Vendors and the Purchaser shall be made.

4.8 The conversion rate to be used for the purposes of determining whether or not any of the Targets specified in this CLAUSE 4 has been met shall be the rate at which conversion takes place for consolidation into the Purchaser's accounts on an ongoing basis.

4.9     The Purchaser shall procure that:

        4.9.1 as soon as reasonably practicable but, in any event, by the end of the month following the last month of each Period the Auditors will prepare and deliver to the Vendors and the Purchaser a calculation of the Turnover and Profits for the relevant Period showing the application of the foregoing provisions of this CLAUSE 4. The Vendors and the Purchaser will then endeavour in good faith to agree in writing the amount of Turnover and Profits. The Vendors will have the right to consult the Vendors' nominated accountant in relation to the calculation of the Turnover and Profits for the relevant Period and the reasonable costs of the Vendors' nominated accountant in checking each such calculation will be borne by the Purchaser. In the absence of agreement between the Vendors and the Purchaser as aforesaid within 7 Business Days after the Auditors' delivery of each such calculation, either the Purchaser or the Vendors may by notice in writing to the other(s) require the Turnover and/or Profits for the relevant Period to be reviewed and reported upon by the Independent Accountant (whose costs shall be paid as he or they shall direct and who shall act as expert (and not as arbitrator) in connection with the giving of such report, which shall be binding except in the case of manifest error);

        4.9.2 the Vendors and the Vendors' professional advisers shall have the right to such access to and copies (at their own expense) of the books and accounts of each Group Member and such other relevant information as will be requested by the Vendors to enable them to assess the calculations referred to in CLAUSE 4.9.1.

4.10 The Earn-out Securities in respect of any Period will be allotted in accordance with the Escrow Agreement.

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5.      WARRANTIES

        Subject to CLAUSE 7:

5.1 Each of Barnoose Ltd, Komori Ltd and Starpath Ltd severally warrants in the terms of the Warranties as defined in the I-Wish Agreement as if those Warranties were set out in full in this Agreement provided that the Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the Warranties as defined in the I-Wish Agreement to the extent fairly disclosed in the Disclosure Letter, and each of Barnoose Ltd, Komori Ltd and Starpath Ltd agrees that the Purchaser is entering into this Agreement in reliance on each of the said Warranties (none of which will be construed restrictively, by reference to any other Warranty or term of the I-Wish Agreement).

5.2 Each of Barnoose Ltd, Komori Ltd and Starpath Ltd severally warrants in the terms of the Warranties as defined in the Alternative Sources Agreement as if those Warranties were set out in full in this Agreement provided that the Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the Warranties as defined in the Alternative Sources Agreement to the extent fairly disclosed in the Disclosure Letter, and each of Barnoose Ltd, Komori Ltd and Starpath Ltd agrees that the Purchaser is entering into this Agreement in reliance on each of the said Warranties (none of which will be construed restrictively, by reference to any other Warranty or term of the Alternative Sources Agreement).

5.3 Garnoose Ltd severally warrants in the terms of the Warranties as defined in the 3R Agreement as if those Warranties were set out in full in this Agreement provided that the Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the Warranties as defined in the 3R Agreement to the extent fairly disclosed in the Disclosure Letter or the disclosures set out in schedule 5 to the 3R Agreement and the Agreed Bundle as defined therein, and Garnoose Ltd agrees that the Purchaser is entering into this Agreement in reliance on each of the said Warranties (none of which will be construed restrictively, by reference to any other Warranty or term of the 3R Agreement).

5.4 Garnoose Ltd severally warrants in the terms of the Warranties as defined in the A Maclean Agreement as if those Warranties were set out in full in this Agreement provided that the Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the Warranties as defined in the A Maclean Agreement to the extent fairly disclosed in the Disclosure Letter or in the Disclosures set out in schedule 2 to the A Maclean Agreement and the Agreed Bundle as defined therein, and Garnoose Ltd agrees that the Purchaser is entering into this Agreement in reliance on each of the said Warranties (none of which will be construed restrictively, by reference to any other Warranty or term of the A Maclean Agreement).

5.5 Garnoose Ltd severally warrants in the terms of the warranties set out in clause 4 of the Awesome Assignment as if those warranties were set out in full in this Agreement provided that the Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the said warranties in the Awesome Assignment to the extent fairly disclosed in the Disclosure Letter, and Garnoose Ltd agrees that the Purchaser is entering into this Agreement in reliance on each of the said warranties (none of which will be construed restrictively, by reference to any other warranty or term of the Awesome Assignment).

5.6     Subject to CLAUSE 7, the Vendors, jointly and severally:

        5.6.1 warrant to the Purchaser in the terms of the Warranties set out in SCHEDULE 4, provided that the Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of those Warranties to the extent fairly disclosed in the Disclosure Letter, and agree that the Purchaser is entering into this Agreement in reliance on each of the Warranties (none of which will be construed restrictively, by reference to any other Warranty or term of this Agreement);

        5.6.2 will indemnify the Purchaser against any reasonable costs or expenses (including legal costs) which it may incur, either before or after the commencement of any action, directly or indirectly as a result of any breach of any of the Warranties;

        5.6.3 undertake that, if any claim is made against any of them in connection with the sale of the Shares to the Purchaser, they will not make any claim against any Group Member, or against any director or employee of any such Group Member, on which or on whom any of them may have relied before agreeing to any provision of this Agreement or the Disclosure Letter, but so that this undertaking will not preclude any Vendor from claiming against any other Vendor under any right of contribution to which such Vendor may be entitled.

5.7 In this Agreement, unless otherwise specified, where any Warranty refers to the knowledge or awareness of the Vendors (or similar expression), each Vendor will be deemed to have such knowledge or awareness as such Vendor would have obtained had such Vendor made all due and careful enquiries into the subject matter of that Warranty and, where any of the Warranties set out in SCHEDULE 4 so refers, the knowledge and awareness of any one of the Vendors will be imputed to the remaining Vendors.

6.      TAX COVENANT

6.1     In this CLAUSE 6:

        6.1.1 references to Events include Events which are deemed to have occurred for any Taxation purpose;

        6.1.2 references to an Event which occurred on or before Completion include the combined result of two or more Events, the first of which occurred on or before Completion;

        6.1.3 references to the loss of a Relief include the disallowance of a Relief and the failure to obtain a Relief; and

        6.1.4 references to a payment of Taxation which a Group Member is liable to make include any stamp duty which is charged on any document, or in the case of a document which is outside the United Kingdom any stamp duty which would be charged on the document if it were brought into the United Kingdom, which is necessary to establish the title of the Group Member to any asset or in the enforcement or production of which the Group Member is interested, and any interest, fine or penalty relating to such stamp duty.

6.2 Subject to CLAUSE 7, Garnoose Ltd covenants with the Purchaser to pay to the Purchaser an amount equal to the amount of:

        6.2.1 any payment of, or in respect of, Taxation which 3R Learning Limited has made or is liable to make as a result of, or in connection with, any Event which occurred on or before Completion; and

        6.2.2 any payment of Taxation which 3R Learning Limited would have been liable to make as a result of, or in connection with, any Event which occurred on or before Completion but for the use of any Relief or the set-off of any right to repayment of Taxation; and

        6.2.3 any payment of Taxation which 3R Learning Limited would not have been liable to make but for the loss of any Relief (including a Relief surrendered to 3R Learning Limited by another company) as a result of, or in connection with, any Event which occurred on or before Completion, on the basis of the rates of Taxation current at the date of the loss, assuming for this purpose that 3R Learning Limited had sufficient profits or was otherwise in a position actually to use the Relief; and

        6.2.4 any repayment of Taxation to which 3R Learning Limited would have had the right but for the loss of such right as a result of, or in connection with, any Event which occurred on or before Completion; and

        6.2.5 any costs, fees or expenses (including reasonable and proper legal costs) incurred by 3R Learning Limited or the Purchaser in connection with:

        (a) any matter in respect of which Garnoose Ltd is or may be liable under any of CLAUSES 6.2.1 TO 6.2.4 (inclusive); or

        (b) taking or defending any action (including but not limited to legal proceedings) under this CLAUSE 6.

6.3 Except as required by law all payments by Garnoose Ltd under this CLAUSE 6 will be made free and clear of all deductions and withholdings.

6.4 If any deduction or withholding is required to be made from any payment by Garnoose Ltd under this CLAUSE 6 or if (ignoring any available Relief or right to repayment of Taxation) the Purchaser is subject to Taxation in respect of any payment by Garnoose Ltd under this CLAUSE 6, Garnoose Ltd covenants with the Purchaser to pay to the Purchaser such additional amount as is necessary to ensure that the net amount received and retained by the Purchaser (after taking account of such deduction or withholding or Taxation) is equal to the amount which it would have received and retained had the payment in question not been subject to the deduction or withholding or Taxation.

7.      LIMITATION OF LIABILITY

7.1 In this CLAUSE 7, save where expressly provided, "warranty claim" means any claim which would (but for this CLAUSE 7) be capable of being made against the Vendors (or any of them) for breach of the Warranties and "tax claim" means any claim which would (but for this CLAUSE 7) be capable of being made against the Vendors (or any of them) for breach of the covenant in CLAUSE 6.

7.2 Except to the extent that any warranty claim or tax claim arises by reason of any fraud or dishonest or wilful misstatement or omission by or on behalf of (in the case of any of the warranties referred to in CLAUSES 5.1 TO 5.5 (INCLUSIVE)) the relevant Vendor warrantor or (in the case of any of the warranties set out in SCHEDULE 4) any one of the Vendors, the liability of the Vendors in respect of any warranty claim or tax claim will be limited as follows:

        7.2.1 subject to CLAUSES 7.2.2 AND 7.2.3, the aggregate liability of the Vendors in respect of all warranty claims and tax claims will be limited to the aggregate value of the Consideration Securities receivable by the Vendors, the aggregate value of the Vendor's Consideration Securities for these purposes being their value as at the date of exchange of this Agreement or the date of claim, whichever is the lesser;

        7.2.2 subject to CLAUSES 7.2.3, the aggregate liability of the Vendors in respect of all warranty and tax claims relating to tax warranties and covenants in relation to corporation tax on trading income will be limited to (pound)10,000;

        7.2.3 the aggregate liability of each of the individual Vendors in respect of all warranty claims and tax claims will not exceed the value of the Consideration Securities receivable by such Vendor valued at the date of exchange of this Agreement or the date of claim, whichever is the lesser;

        7.2.4 the Vendors will be under no liability to make any payment unless their aggregate liability in respect of all warranty claims and tax claims is in excess of (pound)10,000, in which event the Vendors will (subject to the other provisions of this CLAUSE 7.2) be liable for the whole amount of such liability and not merely for the excess;

        7.2.5 no warranty claim shall be brought against the Vendors unless and then to the extent that written particulars thereof (specifically identifying in reasonable detail the specific matters in respect of which the claim is made) shall have been notified in writing to the Vendors within 18 months of the date of Completion. Any such claim shall (if it has not previously been satisfied settled or withdrawn) be deemed to have been withdrawn 6 months after notification under this clause unless proceedings in respect of the claim shall have been commenced by being both issued and served on the Vendors by such date;

        7.2.6  in the event that the  Purchaser  is  entitled to recover any sum
               (whether by payment, discount, credit or otherwise) from any third party in respect of any matter for which a warranty claim could be made against the Vendors, upon the Vendors indemnifying and securing the Purchaser to the Purchaser's satisfaction against all costs or other liabilities, the Purchaser shall, or procure that the Company shall, take all reasonable steps to recover such sum before making the claim except where it is necessary to make a warranty claim to protect the Purchaser's position having regard to the provisions of the preceding sub-clause hereof and any sum recovered will reduce the amount of the warranty claim; and, in the event of the recovery from the third party being delayed until after the warranty claim has been satisfied by the Vendors, the Purchaser shall account to the Vendors in respect of any amount so recovered (after deduction of all reasonable costs and expenses of the recovery) up to the amount of the warranty claim;

        7.2.7 in the event that a warranty claim against the Vendors arises as a result of or in connection with a liability to or a dispute with any third party, the Purchaser shall forthwith give written notice of it to the Vendors and, upon the Vendors indemnifying and securing the Purchaser to the Purchaser's satisfaction against all costs or other liabilities, it shall procure that there be taken such action as the Vendors may reasonably request to avoid, dispute, resist, appeal, compromise or defend such liability or dispute and adjudication in respect of it and (again, subject to being similarly indemnified and secured against all costs or other liabilities) the Purchaser shall instruct such solicitors or other professional advisors as the Vendors may nominate to act on behalf of the Purchaser or the Company but in accordance with the Vendors' instructions to the intent that the conduct of the dispute shall be delegated entirely to the Vendors. The Purchaser shall procure that the

               Vendors and their professional advisers are given reasonable access to the records and personnel of the Company and shall supply all information reasonably requested by or on behalf of the Vendors;

        7.2.8 no liability shall attach to the Vendors in respect of any warranty claim to the extent that it relates to any loss for which the Purchaser or the Company is indemnified by insurance;

        7.2.9 no liability shall attach to the Vendors in respect of any warranty claim or tax claim ("a Claim"):

        (a) if such Claim would not have arisen but for a change in the rate of Taxation or a change in legislation made after the date hereof or a change by the relevant taxing authority in the method of applying or calculating the rate of Taxation after the date hereof or a change in any statutory concession or practice previously made by the Inland Revenue (whether or not such change purports to be effective retrospectively in whole or in part) or if such claim would not have arisen but for any judgment of any court delivered after the date hereof;

        (b) to the extent that such Claim would not have arisen but for a change in the treatment of any assets or liabilities or of the Taxation attributable to timing differences in future accounts of the Company or but for any other change in the accounting basis upon which the Company prepares its future accounts;

        (c) to the extent that the amount thereof corresponds to an increase in the value of the assets of the Company or the Purchaser resulting from a reduction in its liability to Taxation except in so far as such increase is attributable to any decrease in rates of Taxation, or variation by the relevant taxing authority in the method of applying or calculating the rate of Taxation, made after Completion;

        (d) to the extent that such Claim would not have arisen but for an omission or a voluntary act of the Purchaser or the Company or transaction occurring after Completion outside the ordinary course and which the Purchaser or the Company (as the case may be) knew or ought reasonably to have known would give rise to a Claim;

        (e) to the extent to which the Taxation assessed on the Company would not have been so assessed had the Company not rendered itself by virtue of some act or event occurring on or after Completion unable to setoff against the profits or gains so taxable any tax losses incurred by the Company prior to Completion;

        (f) to the extent that it is made on the basis that it appears that the Company is wholly or in part deprived or is sought to be deprived of any relief or allowance or credit or exemption or right to repayment of tax or suffers any depletion reduction or loss of any relief allowance credit exemption or right to repayment of tax provided however that if any such deprivation depletion reduction or loss results in the Company thereby suffering a liability to make a payment in respect of tax then the amount of such liability shall itself give rise to a tax claim.

7.3 The Vendors will not be liable in respect of any tax or warranty claim if and to the extent that the loss occasioning it has been recovered pursuant to any other tax or warranty claim.

8.      RESTRICTIVE COVENANTS

8.1 In consideration for the Purchaser agreeing to buy the Shares each of the Vendors and the Guarantors (together "Covenantors") covenants that such Covenantor will not, without the prior written consent of the Purchaser, whether directly or indirectly and whether alone or in conjunction with, or on behalf of, any other person and whether as principal, shareholder, director, employee, agent, consultant, partner or otherwise:

        8.1.1 for a period of 12 months immediately following Completion canvass, solicit or approach, or cause to be canvassed, solicited or approached, for orders any person who at any time during the 12 months immediately preceding the date of Completion is or was negotiating with any Group Member for the supply by any Group Member of goods or services or is or was a client or customer of any Group Member, where the orders relate to goods and/or services which are competitive with or of the type supplied by any such Group Member at any time during the 12 months immediately preceding the date of Completion;

        8.1.2 for a period of 12 months immediately following Completion, deal or contract with any person who at any time during the 12 months immediately preceding the date of Completion is or was negotiating with any Group Member for the supply by any Group Member of goods or services or is or was a client or customer of any Group Member, where the dealing or contracting relates to goods and/or services which are competitive with or of the type supplied by any such Group Member at any time during the 12 months immediately preceding the date of Completion;

        8.1.3 for a period of 12 months immediately following Completion, interfere, or seek to interfere, with the continuance of supplies to any Group Member from any supplier who has been supplying goods and/or services to any Group Member at any time during the 12 months immediately preceding the date of Completion if such interference causes or would cause that supplier to cease supplying, or materially reduce its supply of, those goods and/or services to any such Group Member;

        8.1.4 for a period of 12 months immediately following Completion, solicit or entice, or endeavour to solicit or entice, away from any Group Member, or employ, any person employed in a managerial, supervisory, technical, programming or sales capacity by, or who is or was a consultant to, any Group Member at Completion or at any time during the period of 12 months immediately preceding the date of Completion;

        8.1.5 within the UK, Europe and North America for a period of 12 months immediately following Completion be engaged, concerned or interested in any business which supplies goods and/or services which are competitive with or of the type supplied by any Group Member;

        8.1.6 at anytime immediately following Completion use in connection with any business which is competitive with the business of any Group Member any name (in whatever form) which includes the name of any Group Member or any trading style or get up which is confusingly similar to that used by any Group Member as at the date of Completion; or

        8.1.7 at any time after Completion make use of, disclose or cause unauthorised disclosure to any person (except those authorised by the Purchaser in writing to know), any secret or confidential information relating to any Group Member which includes confidential or secret information relating to its trade secrets, know-how, ideas, business methods, finances, prices, business plans, marketing plans, development plans, manpower plans, sales targets, sales statistics, customer lists, customer relationships, computer systems or computer software.

8.2 The parties agree that each of the undertakings set out in this CLAUSE 8 is separate and severable and, if any of such undertakings or part of an undertaking is held to be against the public interest or unlawful, the remaining undertakings or part of the undertaking will continue in full force.

8.3 The undertakings set out in this CLAUSE 8 shall not apply to the extent that any of the Covenantors are working as an employee or consultant to any Group Company.

9.      COMPLETION

        The sale and purchase of the Shares will be completed at the offices of the Purchasers' Solicitors immediately, when:

9.1 the Vendors will deliver to the Purchaser (or as it may otherwise agree):

        9.1.1  duly executed  transfers of the Shares in favour of the Purchaser
               (or  as  it  will  direct)   together  with  all  relevant  share
               certificates;

        9.1.2 transfers of all shares in any Group Member not held in the name of the Company or another Group Member duly executed in favour of the Purchaser (or as it will direct) together with all relevant share certificates;

        9.1.3 the certificate of incorporation, any certificate(s) of incorporation on change of name, the common seal and the statutory books and registers (all entered up to date) of each Group Member;

        9.1.4 all deeds and documents relating to the title of any Group Member to the Property;

        9.1.5  all cheque books in current use of each Group Member;

        9.1.6 bank statements in respect of each account of each Group Member as at the close of business on the last Business Day prior to Completion, together in each case with a reconciliation statement to show the position at Completion (listing unpresented cheques drawn or received by the relevant Group Member and standing orders payable since the date of such bank statements);

        9.1.7  all  licences,   certificates  or  other   documents   previously
               specified by the Purchaser;

        9.1.8  duly executed powers of attorney in the agreed terms;

        9.1.9 duly executed deeds of waiver in the agreed terms executed by all the Vendors.

9.2 each Vendor will repay, and will procure that any spouse or child of such Vendor or any company of which such Vendor (and/or any such spouse or child) has control (as defined in section 840 Income and Corporation Taxes Act 1988) will repay, all amounts owed by him, her or it to any Group Member, whether due for payment or not;

9.3     the Vendors will procure that duly convened meetings are held at which:

        9.3.1 the transfers referred to in CLAUSE 9.1 (subject to stamping) are approved for registration in the books of the relevant Group Member;

        9.3.2 any persons nominated by the Purchaser (including for the avoidance of doubt Brian MacDonald) are appointed as additional directors and as secretary of specified Group Members; and

        9.3.3 all existing instructions to the bankers of each Group Member are revoked and new instructions given to such bankers as the Purchaser may nominate, in such form as the Purchaser directs;

        9.4 Archer Donald Maclean, Martin Derek Monnickendam, Vijay Kumar Chadha and Ajay Kumar Chadha will enter into service agreements with the Company in the agreed terms;

9.5     The Purchaser and the Vendors will enter into the Escrow Agreement; and

9.6 The Purchaser shall procure that Hassan Sadiq and Shabir Randeree are appointed to the board of the Purchaser.

9.7 Without prejudice to the provisions of the Escrow Agreement, the Purchaser shall not be obliged to allot or issue or release the Consideration Securities or the Earn-out Securities unless and until the following conditions have satisfied (or waived by the Purchaser) on or before the date falling 45 calendar days after the date of this
        Agreement:

        9.7.1 the delivery to the Purchaser of the following documents in a form reasonably satisfactory to the Purchaser, (where applicable) duly executed by or on behalf of the Vendors and/or the Guarantors as the relevant documents may require:-

        (a)    all of the original counterparts of this Agreement;

        (b) the Disclosure Letter (including any annexures thereto) (for the avoidance of doubt, but without prejudice to the foregoing, the Disclosure Letter must not disclose any material matter or matters not previously brought to the Purchaser's attention at the date of this Agreement);

        (c)    the Accounting Information;

        (d) the Escrow Agreement (provided that the Purchaser shall have provided to the Vendors' Solicitors a first draft of the same within 14 calendar days after the date of Completion);

        (e) a legal opinion in respect of each of the Vendors to the effect that the Vendor in respect of which the opinion is given has full power to enter into and perform this Agreement and this Agreement constitutes obligations binding on such Vendor in accordance with its terms;

        (f)    certified copies of the executed Acquisition Agreements;

        (g) certified copies of all of the disclosure letters and agreed bundles referred to in the Acquisition Agreements;

        (h)    certified   copies  of  any  and  all  releases  and/or  consents
               necessary to transfer the assets and/or shares transferred thereby;

        (i) certified copies of all of the ancillary and other documents referred to in the Acquisition Agreements;

        (j)    certified copies of the service agreements  referred to in CLAUSE
               9.4;

        (k) certified copies of the all matters or documents required to be delivered pursuant to CLAUSE 9.1 which the Purchaser reasonably believes have not been dealt with;

        (l)    certified  copies  of  the  declarations  of  existing   business
               interests given to the Company by each of M D Monnickendam, V K Chadha and A K Chadha;

        (m) certified copies of the deed of indemnity entered into between the Company and Awesome Developments Limited;

        (n)    a  certified  copy  of the  Consultancy  Agreement  entered  into
               between  the  Company  and  Montpelier   (Search  and  Selection)
               Limited;

        (o) certified copies of the letters of indemnity relating to the I-Wish Agreement from M Monnickendam, A K Chadha and V K Chadha to the Company;

        (p) a certified copy of the supplemental agreement entered into between the I-Wish (Games) Limited and the Company relating to the I-Wish Agreement;

        (q) a certified copy of the termination agreement entered into between 3R Learning Limited, Awesome Developments Limited, A D Maclean, M D Monnickendam, V K Chadha and A K Chadha;

        (r) a certified copy of the letter of resignation from Katharine Alexandra Medinger to 3R Learning Limited; and

        (s) a certified copy of the letter of appointment of Brian J. MacDonald as non-executive director of the Company;

        (t)    members' resolutions in the agreed terms.

9.8 Without prejudice to the provisions of the Escrow Agreement, the Purchaser shall not be obliged to allot or issue or release the Potters Securities unless and until the Purchaser is reasonably satisfied with the Finance Arrangement.

9.9 Without prejudice to the generality of CLAUSE 9.7, the Escrow Agreement shall cover, inter alia but without limitation, the following matters:-

        9.9.1 the terms and conditions on which the Consideration Securities and the Earn-out Securities and the Potters Securities will be issued and released in accordance with the phasing proposals set out in the Letter of Intent;

        9.9.2 the right for the Purchaser to set-off from the Consideration Securities and/or the Earn-out Securities any claims it may have under this Agreement; and

        9.9.3 the right for the Purchaser to set-off from the Consideration Securities and/or the Earn-out Securities any taxation for which either the Purchaser or any Group Member is liable arising out of the allocation of those Securities, including without limitation any PAYE and National Insurance contributions payable in respect of Securities allotted to employees.

9.10 The Escrow Agreement shall be negotiated and agreed by the Purchaser and Hassan Sadiq who shall each use their reasonable endeavours to agree the form of the Escrow Agreement within the time limits referred to in CLAUSE 9.7.

9.11 In the event of the Purchaser failing to provide a draft of the Escrow Agreement within the timescale set out in CLAUSE 9.7.1 (D) above, or in the event of the Escrow Agreement not being executed by the Purchaser within the period set out in CLAUSE 9.7 above, then the Purchaser shall immediately upon the expiry of those timescales be obliged to allot the Consideration Securities and the Earn-out Securities in favour of the Vendors without restriction. Time shall be of the essence in connection with these requirements.

10.     GUARANTEE

10.1 In consideration of the Purchaser entering into this Agreement each Guarantor irrevocably and unconditionally guarantees to the Purchaser the full and due performance by his Guaranteed Vendor of all its obligations under or arising out of this Agreement including, without limitation, any liability or obligation to pay damages or other compensation for any breach of any of the Warranties or to pay sums due under CLAUSE 6.

10.2    Each Guarantor:

        10.2.1 agrees to indemnify and keep indemnified the Purchaser against all losses, claims, liabilities, costs and expenses (including legal costs) which may be incurred by the Purchaser by reason of any default on the part of his Guaranteed Vendor to pay, observe or perform any of the obligations referred to in CLAUSE 10.1 when due; and

        10.2.2 undertakes that, in the event of any claim being made against that Guarantor, that Guarantor will not make any claim against any Group Member or any directors or employee of any Group Member on which or on whom his Guaranteed Vendor or that Guarantor may have relied before agreeing to any term of this Agreement or authorising any statement in the Disclosure Letter subject to the Purchaser having first taken all reasonable steps to recover the said monies from the relevant Guaranteed Vendor.

10.3 It is hereby agreed that any amendment to or variation of this Agreement or any granting of time or other indulgence to or compromise with or agreement not to sue any Vendor, any Guarantor or any other person or any other act, omission or circumstances which but for this CLAUSE 10.3 might operate to prejudice, affect or otherwise diminish the liability of any Guarantor will not release, prejudice, diminish or affect in any way the liabilities of any Guarantor or the remedies conferred on the Purchaser under this CLAUSE 10.

10.4 This CLAUSE 10 is for each Guarantor a continuing guarantee and will remain in force until all the liabilities and obligations referred to in CLAUSE 10.1 have been irrevocably paid and satisfied in full.

10.5 Without prejudice to the Purchaser's rights against the Vendors as principal debtor, each Guarantor agrees that any liabilities or obligations referred to in CLAUSE 10.1 which may not be recoverable on the footing of a guarantee or which are or become illegal, void, voidable, unenforceable, discharged by any insolvency or irrecoverable will nevertheless be recoverable from and enforceable against that Guarantor as sole or principal debtor and will be paid or performed by that Guarantor on demand.

10.6 In this clause reference to "his Guaranteed Vendor" means in respect of each Guarantor the Vendor listed against his or her name in PART II of
        SCHEDULE 1.

11.     ANNOUNCEMENTS

        No announcement concerning the transactions contemplated by this Agreement will (save as required by law) be made by the Vendors except with the prior written approval of the Purchaser or by the Purchaser except with the prior written approval of any of the Vendors. For the avoidance of doubt, the Vendors hereby consent to the Purchaser making such announcement in respect of this Agreement as shall be required by SEC.

12.     COSTS

        Each party to this Agreement will bear their own costs and expenses relating to this Agreement, except where otherwise expressly stated.

13.     INTEREST

        If any Vendor becomes liable to pay any sum pursuant to this Agreement, whether by way of damages or otherwise, such Vendor will be liable to pay interest on such sum from the due date for payment at the annual rate of 4 per cent above the base lending rate from time to time of Royal Bank of Scotland plc, accruing on a daily basis until payment is made, whether before or after any judgment.

14.     NOTICES

14.1 Any demand, notice or other communication in connection with this Agreement will be in writing and will, if otherwise given or made in accordance with this CLAUSE 14, be deemed to have been duly given or made as follows:

        14.1.1 if sent by prepaid first class post, on the second Business Day after the date of posting; or

        14.1.2 if delivered by hand, upon delivery at the address provided for in this CLAUSE 14; or

        14.1.3 if sent by facsimile, on the day of transmission provided that a confirmatory copy is, on the same Business Day that the facsimile is transmitted, sent by pre- paid first class post in the manner provided for in this CLAUSE 14, provided that, if it is delivered by hand or sent by facsimile on a day which is not a Business Day or after 4.00pm on a Business Day, it will instead be deemed given or made on the next Business Day.

14.2 Any such demand, notice or other communication will, in the case of service by post or delivery by hand, be addressed to the recipient at the recipient's address stated in this Agreement or such other address as may from time to time be notified in writing by the recipient to the sender as being the recipient's address for service and will, in the case of service by facsimile, be sent using a facsimile number then used by the recipient, provided that if given or made to any one of the Vendors (or his or her personal representatives) or to the Vendors' Solicitors, it will be treated as validly given or made to all of the Vendors.

15.     ORDERLY MARKET

        The Vendors hereby undertake not to dispose of any of the Consideration Securities or the Earn-out Securities (without the prior written consent of the Purchaser) unless such disposal is executed through the Purchaser's brokers designated in writing by the Purchaser from time to time and in keeping with the rules of the SEC.

16.     GENERAL

16.1 This Agreement will be binding on and enure for the benefit of each party's successors, assigns and personal representatives.

16.2 Except insofar as they have been fully performed at Completion, the provisions of this Agreement will continue in full force and effect notwithstanding Completion.

16.3 The parties will do anything which may be required on or after Completion to vest in the Purchaser legal and beneficial ownership of the Shares and otherwise to give effect to the terms of this Agreement.

16.4 Failure or delay by any party in exercising any right or remedy under this Agreement will not operate as a waiver of it.

16.5 Any waiver of any breach of this Agreement will not be deemed a waiver of any subsequent breach and will in no way affect the other terms of this Agreement.

16.6 The formation, existence, construction, performance, validity and all aspects whatsoever of this Agreement or of any term of this Agreement will be governed by English law. The English Courts will have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement. The jurisdiction agreement contained in this CLAUSE 16.6 is made for the benefit of the Purchaser only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction. The parties agree to submit to the said jurisdiction.

16.7 The parties to this Agreement do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person not a party to it.

                                   SCHEDULE 1

                              PART I - THE VENDORS


                      NUMBER AND CLASS OF SHARES TO BE SOLD
 NAME AND ADDRESS
                        ORDINARY 2P SHARES       (POUND)1 PREFERENCE
                                                 SHARES
Barnoose Ltd            126,316                  136,184
Komori Ltd              378,947                  322,158
Starpath Ltd            126,316                  86,395
Garnoose Ltd            126,316                  Nil
Potters Limited         221,053                  1,634,210



                              PART II - GUARANTORS




           NAME AND ADDRESS                       GUARANTEED VENDOR

Martin Derek Monnickendam               Barnoose Ltd
Beech House
14 Weetwood Crescent
Westwood
Leeds LS16 5NS

Vijay Kumar Chadha                      Komori Ltd
2 Overton Drive
Wanstead
London E11 2NJ

Ajay Kumar Chadha                       Starpath Ltd
24 Bassett Wood Drive
Bassett
Southampton SO16 3PS

Archer Donald Maclean                   Garnoose Ltd
Stone End
Chapel Close
Litchborough
Northamptonshire NN12 8HZ

                                   SCHEDULE 2

                             DETAILS OF THE COMPANY


Name of Company                 :    Ignition Entertainment Limited

Registered number               :    4293817

Registered office               :    Hanover  House, 22 Clarendon Road,
                                     Leeds LS2 9NZ

Date of incorporation           :    26 September 2001

Place of incorporation          :    England and Wales

Status of Company               :    Private limited company

Authorised share capital             (pound)4,000,000  divided  into  75,000,000
                                :    shares  of  2  pence  each  and   2,500,000
                                     redeemable preference shares of (pound)1.00 each

Issued share  capital           :    (pound)19576.96    divided   into   978,948
                                     ordinary   shares  of  2  pence   each  and
                                     (pound)2,178,947   divided  into  2,178,947
                                     preference shares of (pound)1.00 each

Directors' full names           :    Martin  Derek  Monnickerdam,   Vijay  Kumar
                                     Chadha,  Ajay  Kumar  Chadha,   Peter  John
                                     Hamilton,   Hassan   Sadiq,   Shabir  Ahmed
                                     Randeree and Tariq Parvez Hussain

Secretary's full name           :    Tariq Parvez Hussain

Accounting reference date       :    30 September

Description of business         :    Development, publishing and distribution of
                                     computer games

                         DETAILS OF OTHER GROUP MEMBERS


Name of Group Member            :    3R Learning Limited

Registered number               :    4117514

Registered office               :    C/o  Phipp & Co, 6  Nottingham  Road,  Long
                                     Eaton, Nottingham NG10 1HP

Date of incorporation           :    30 November 2000

Place of incorporation          :    England and Wales

Status                          :    private limited company

Authorised share capital        :    (pound)100 divided into 100 ordinary shares
                                     of(pound)1 each

Issued share capital            :    (pound)1  divided  into  1  ordinary  share
                                     of(pound)1

Beneficially owned by the       :    the whole of the issued share capital
Company

Registered shareholders         :    Name and address           Number and class
                                                                of shares held

                                     Ignition Entertainment     1 ordinary share
                                     Limited whose registered    of (pound)1
                                     office is at Hanover
                                     House, Clarendon Road,
                                     Leeds LS2 9NZ

Directors' full names           :    Archer Donald Maclean

Secretary's full name           :    Katharine Alexandra Medinger

Accounting reference date       :    30 November

Auditors                        :    None

Bankers                         :    None

Description of business         :    Ownership  and   exploitation   of  certain
                                     intellectual property in computer games, interactive entertainment and educational products

                                   SCHEDULE 3

                                  THE PROPERTY


Short particulars of the Property (stating whether freehold or leasehold; in the case of leasehold, giving brief details of the lease and including short particulars of any tenancy or licence affecting the title)

TITLE HOLDER                             USE

Licence to occupy  168-172  Brooker      offices
Road, Waltham Abbey, Essex


Proposed premises:
The White House, Banbury
(use: offices)

                                   SCHEDULE 4

                                   WARRANTIES


1.      SCHEDULES 1 & 2; CAPITAL

1.1 The information contained in SCHEDULES 1 and 2 is true and complete in all respects.

1.2 The Shares and the shares shown in SCHEDULE 2 of the Group Members (other than the Company) are in issue fully paid and are beneficially owned and registered as set out in SCHEDULES 1 AND 2 free from any third party right.

1.3 No Contract has been entered into which requires or may require any Group Member to allot or issue any share or loan capital.

1.4 No Group Member has any interest in the share capital of any body corporate.

2.      INFORMATION SUPPLIED TO THE PURCHASER

2.1 All information contained in any document or written communication supplied to the Purchaser or any of its advisers by or on behalf of the Vendors or a Group Member in the course of the negotiations leading to the execution of this Agreement is so far as the Vendors are aware true in all respects and is not misleading because of any omission or ambiguity save as amended in subsequent correspondence between those parties.

2.2 The Vendors are not aware of any fact or matter concerning any Group Member and/or its business and affairs which could reasonably have been expected to influence the decision of the Purchaser to enter into this Agreement.

3.      FINANCE ARRANGEMENT

        The Company has entered into the Finance Arrangement.

4.      THE ACQUISITIONS

4.1 Each of the Acquisition Agreements has been completed in accordance with its terms as supplied to the Purchaser or its advisers by the Vendors' Solicitors.

4.2 Each of the Vendors or the Sellers (as the case may be), as defined in the Acquisition Agreements, had full power to enter into and perform the Acquisition Agreement to which he or it is a party and the sell the business(es) and/or assets and/or shares agreed to be sold thereby, and the Acquisition Agreements were duly authorised by all necessary acts of the Vendors or the Sellers (as the case may be) and constitute valid and binding obligations on the Vendors and the Sellers party to them in accordance with their terms.

4.3 Each of the Acquisitions was made for a fair value and was and is lawful.

4.4 The Company has no assets or liabilities other than those acquired or assumed pursuant to (a) the Acquisition Agreements, (b) the Finance Arrangement or (c) acquired or assumed in the ordinary course of trade since the date of the Acquisition Agreements.

4.5 Each Group Member has carried on its business and traded in the ordinary course since the date of completion of each of the Acquisition Agreements and did not trade prior to completion of the same.

5.      INSOLVENCY

        In respect of each of the Group Members, the Vendors and the Guarantors, and also in respect of each of the Vendors and the Sellers (as defined in the Acquisition Agreements):-

5.1 no petition has been presented and no order has been made for its bankruptcy (in the case of an individual) or for its winding-up and no trustee in bankruptcy or administrative receiver, receiver and/or manager (as appropriate) has been appointed of the whole or any part of any of its property;

5.2 (in the case of a corporate entity) no administration order has been made appointing an administrator in respect of it and no petition has been presented for an administration order in respect of it;

5.3 (in the case of an individual) no interim order has been made and no voluntary arrangement has been approved under Part VIII Insolvency Act 1986 in respect of it;

5.4 (in the case of a corporate entity) no voluntary arrangement has been approved under Part I Insolvency Act 1986 and no compromise or arrangement has been sanctioned under section 425 of the Act in respect of it;

5.5 no distress, execution or other process which remains undischarged has been levied on any of its assets and it has not stopped the payment of its debts or (in the case of a corporate entity) received a written demand pursuant to section 123(1)(a) Insolvency Act 1986 and it is not unable to pay its debts within the meaning of section 123 Insolvency Act 1986 nor could it be deemed to be unable to pay its debts within the meaning of section 123 Insolvency Act 1986;

5.6 (in the case of an individual) no receiver or interim receiver has been appointed over any part of its property;

5.7 (in the case of a corporate entity) no disqualification order has at any time been made pursuant to the provisions of the Company Directors Disqualification Act 1986 against any officer or employee of that entity or any person who is now such an officer or employee;

5.8 there are no facts known to any of the Vendors or the Guarantors which could give rise to any of the events or circumstances referred to in this PARAGRAPH 5.

                                   SCHEDULE 5

                             ACCOUNTING INFORMATION


-------------------------------------------------------------------------------
  GROUP MEMBER    BUSINESS          ACCOUNTING INFORMATION        ACCOUNTING
                                                                REFERENCE DATE
-------------------------------------------------------------------------------
The Company    I Wish (Games)         The profit and loss          19.07.2001
                                      account for I-Wish
                                      (Games) Limited for the
                                      period from 21 June
                                      2001 to 31 March 2002
                                      and the balance sheet
                                      for that company as at
                                      31 March 2002 copies of
                                      which are annexed to
                                      the Disclosure Letter

               Alternative Sources    The profit and loss          21.06.2001
                                      account for Alternative
                                      Sources Limited for the
                                      period from 19 July
                                      2001 to 31 March 2002
                                      and the balance sheet
                                      for that company as at
                                      31 March 2002 copies of
                                      which are annexed to
                                      the Disclosure Letter.


               Archer Maclean         None                         N/A


3R Learning                           None                         30.11.2000
Limited

SIGNED by Martin Derek Monnickendam )
in the presence of:                 )
Witness signature:
Name:
Address:
Occupation:


SIGNED by Vijay Kumar Chadha        )
in the presence of:                 )
Witness signature:
Name:
Address:
Occupation:


SIGNED by Ajay Kumar Chadha         )
in the presence of:                 )
Witness signature:
Name:
Address:
Occupation:


SIGNED by Archer Donald Maclean     )
in the presence of:                 )
Witness signature:
Name:
Address:
Occupation:


SIGNED by Vijay Kumar Chadha         )
 duly authorised to sign for         )
and on behalf of                     )
BARNOOSE LTD                         )
in the presence of:                  )


Witness signature:
Name:
Address:
Occupation:


SIGNED by Vijay Kumar Chadha         )
 duly authorised to sign for         )
and on behalf of                     )
KOMORI LTD                           )
in the presence of:                  )


Witness signature:
Name:
Address:
Occupation:

SIGNED by Vijay Kumar Chadha         )
 duly authorised to sign for         )
and on behalf of                     )
STARPATH LTD                         )
in the presence of:                  )


Witness signature:
Name:
Address:
Occupation:


SIGNED by Vijay Kumar Chadha         )
 duly authorised to sign for         )
and on behalf of                     )
GARNOOSE LTD                         )
in the presence of:                  )


Witness signature:
Name:
Address:
Occupation:



SIGNED by Vijay Kumar Chadha         )
 duly authorised to sign for         )
and on behalf of                     )
POTTERS LIMITED                      )
in the presence of:                  )


Witness signature:
Name:
Address:
Occupation:


SIGNED by Vijay Kumar Chadha         )
 duly authorised to sign for         )
and on behalf of                     )
IVP TECHNOLOGY CORPORATION           )
in the presence of:                  )


Witness signature:
Name:
Address:
Occupation: